Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-3 Amendment No.1 of our report dated May 2, 2022, relating to the consolidated financial statements of Sunrise New Energy Co., Ltd. (formerly knowns as Global Internet of People, Inc.) as of December 31, 2021, and for each of the years in the two-year period ended December 31, 2021, appearing in the Annual Report on Form 20-F of Sunrise New Energy Co., Ltd. for the year ended December 31, 2022.

/s/ Friedman LLP

New York, New York
July 13, 2023